EX-99.10(A)

Consent of Sutherland Asbill & Brennan LLP

Sutherland                                       1275 Pennsylvania Avenue, N.W.
Asbill &                                           Washington, D.C.  20004-2415
Brennan LLP                                                        202.383.0100
                                                               fax 202.637.3593
ATTORNEYS AT LAW                                                 www.sablaw.com

Steven B. Boehm
DIRECT LINE: 202.383.0176
Internet: sboehm@sablaw.com

                                                   March 26, 2002

The Board of Directors
TIAA-CREF Life Insurance Company
730 Third Avenue
New York, New York  10017-3206

               Re:    TIAA-CREF Life Insurance Company
                      Registration Statement on Form N-4
                      File Nos. 333-61761 and 811-08963

Ladies and Gentlemen:

               We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as a part of Post-Effective Amendment No. 5 to the above-referenced registration statement on Form N-4. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Sincerely,

                                        SUTHERLAND ASBILL & BRENNAN LLP

                                        By:  /s/ Steven B. Boehm
                                             --------------------
                                             Steven B. Boehm



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